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                                                                    EXHIBIT 99.3

                                                                  EXECUTION COPY

                              AGRILINK FOODS, INC.
                                 90 Linden Oaks
                               Rochester, NY 14625


                                 August 19, 2002

Pro-Fac Cooperative, Inc.
90 Linden Oaks
Rochester, NY 14625

Ladies and Gentlemen:

                  This letter agreement (this "Agreement") is entered into in connection with the termination of the Marketing and Facilitation Agreement dated as of November 3, 1994, (the "MFA"), by and between Pro-Fac Cooperative, Inc. ("Pro-Fac") and Curtice-Burns Foods, Inc., predecessor in interest to Agrilink Foods, Inc. ("Agrilink"). The MFA is the latest in the series of substantially similar agreements dating back to 1961 which evidence the symbiotic relationship between Pro-Fac and Agrilink. The members and patrons of Pro-Fac are active growers who have joined together in their cooperative to market their crops at a fair price and to try to achieve as much stability and continuity as is possible in agriculture. While Pro-Fac and its members and patrons have considerable expertise in the growing of crops, they do not have such expertise in the processing and sale of the crops in the form of commercially viable processed food products. Agrilink has long been engaged in the processing, distribution and sale of processed foods on a diversified geographical basis, but it lacks expertise in the farming and growing of the crops on which it depends for a reliable and long term source of supply for its products. Pro-Fac and Agrilink came together because of the need of Pro-Fac to find a stable market for crops grown by its members and patrons and because of the need of Agrilink for a reliable supply of such crops. While Agrilink has always believed that it has available to it adequate funds to finance its non-Pro-Fac related operations, in order to process and market Pro-Fac products Agrilink has required significant additional sources of financing in the form of working capital and facilities necessary to give it the capacity to provide a reliable and stable market for Pro-Fac crops. Consequently, the willingness of Agrilink to enter into its relationship with Pro-Fac has always depended upon the commitment of Pro-Fac to provide financial support and other accommodations to Agrilink from a variety of sources not directly available to Agrilink. Pro-Fac has always provided such accommodations in order to achieve its primary objective of a guaranteed and stable market for crops grown by its members and patrons. As most recently reflected in the MFA, those accommodations have included the guarantee by Pro-Fac of all indebtedness for borrowed funds of Agrilink, the making available by Pro-Fac to Agrilink of access to the Federal Farm Credit System for borrowing of funds, the long term commitment of Pro-Fac to provide Agrilink with a stable and reliable source of high quality crops that provide the essential basis for the operation and utilization of facilities of Agrilink in which Pro-Fac products are processed, favorable extended payment terms for crops of Pro-Fac's members, the acceptance by Pro-Fac of the risk of losses by Agrilink on the sale of Pro-Fac products, and the commitment of Pro-Fac to provide loans to Agrilink for use as working capital of funds of Pro-Fac not needed by Pro-Fac for its own business purposes. In exchange, Agrilink has paid Pro-Fac the commercial market value of its crops plus an additional payment based on Agrilink's earnings from the marketing of Pro-Fac products. The parties hereto acknowledge that




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all income, gains, and losses earned by Pro-Fac under the MFA have been reported as patronage sourced income pursuant to Subchapter T of the Internal Revenue Code, and that characterization has been supported by longstanding rulings from the Internal Revenue Service. Since the termination fee provided for in Paragraph 1 below is being paid to Pro-Fac in full and arms length consideration for the cessation of its rights to earn patronage income under the MFA, it is by necessity Pro-Fac's intent to treat such termination fee as patronage income and include it in its patronage dividends to its member/growers.

1. Termination Fee. Subject to the terms of Paragraph 4 below, as consideration to Pro-Fac for terminating its rights under the MFA, Agrilink will pay to Pro-Fac an amount equal to $10,000,000 per year for the five (5) consecutive years following the date of this Agreement (the "Termination Date"). Such amount shall be paid in quarterly installments as follows: $4,000,000 on each July 1st, and $2,000,000 on each October 1st, January 1st and April 1st, wired to an account designated by Pro-Fac not less than 30 days prior to the due date for each such payment, until an aggregate amount of $50,000,000 has been paid or until a Prepayment is made pursuant to Paragraph 2 below. It is the parties intention that the first payment hereunder be made as of the Termination Date in the amount of $4,000,000 (subject to the provisions of Paragraph 4 below), with the next payment to be made on October 1, 2002 and quarterly thereafter until all payments required hereunder have been made. In the event that payment of the amounts under this Paragraph 1 are prohibited because of the existence of a default, that is neither waived nor cured, under the terms of any Third Party Indebtedness of Agrilink and/or any of its subsidiaries having a principal amount in excess of $20,000,000, the payments due hereunder will be deferred until permitted by the applicable instruments evidencing such indebtedness and will then be made to the fullest extent permitted. During the period of any such deferral, the portion of the payments so deferred shall bear interest at the rate of 10% per annum compounded annually. Notwithstanding the preceding provisions of this Paragraph 1, Agrilink's obligation to make any payment due during a fiscal year shall be conditioned upon Pro-Fac, as of the time such payment is due, having maintained grower membership such that it would be capable (based on the commitments of its growers) of delivering to Agrilink in the twelve months following the due date for such payment at least 75% of the aggregate volume of crops that it delivered to Agrilink pursuant to the MFA during the corresponding twelve month period most recently ended prior to the date of this Agreement; provided, that Pro-Fac shall be deemed to have satisfied such condition if Pro-Fac's inability to achieve the foregoing delivery capacity in any given year is due primarily to Agrilink's reduced requirements for crops in that or a previous year that has caused a reduction in Pro-Fac membership; provided, that, notwithstanding the foregoing proviso, to the extent that Agrilink's requirements increase subsequent to a reduction, Pro-Fac shall not be deemed to have satisfied such condition unless it will have used its commercially reasonable efforts to restore membership. "Third Party Indebtedness" means, for purposes of this Paragraph 1, (i) indebtedness under any credit facility provided by a bank or other financial institution, (ii) indebtedness for borrowed money under any bond or note indenture and notes issued pursuant thereto, (iii) indebtedness under any financing facility, note or other evidence of indebtedness (as determined in accordance with generally accepted accounting principles) provided by or issued to a financial institution in connection with a borrowing or other financing transaction, and (iv) any refinancing of the foregoing.

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2.    Defeasance Prepayment and Mandatory Prepayment.

      (a) At any time while amounts remain outstanding under this Agreement, Agrilink may satisfy all or any portion of its obligation hereunder by making a lump-sum payment (a "Defeasance Prepayment") by means of deposit to an escrow account maintained by an escrow agent selected by Agrilink and reasonably acceptable to Pro-Fac. The escrow agent shall hold such lump-sum payment in escrow, subject to the provisions of Paragraph 1 above, until any portion thereof would have been paid pursuant to the terms and conditions of this Agreement, at which time the escrow agent shall pay such amounts to Pro-Fac; provided, that all amounts remaining in escrow, if any, after all payments due to Pro-Fac hereunder have been paid, shall be paid to Agrilink. In the event of a Defeasance Prepayment, the amount required to satisfy the portion of Agrilink's obligation hereunder being prepaid shall be sufficient to enable the escrow agent to pay the portion of the obligations being prepaid, without any discount, when due, assuming all such quarterly payments that are being prepaid will in fact become payable according to the terms hereof. Any amount paid pursuant to this Paragraph 2(a) shall reduce future payments under Paragraph 1, in the order that such payments would otherwise be made.

      (b) In the event of a Change of Control at any time when any amount remains to be paid pursuant to Paragraph 1 above, Agrilink must satisfy all of its obligation hereunder by making a lump-sum payment (a "Mandatory Prepayment", and collectively with a Defeasance Prepayment referred to herein as a "Prepayment") to Pro-Fac equal to an amount calculated by applying a discount factor of 10% per annum, on a quarterly basis, to the amount required to satisfy all remaining payments to be made pursuant to Paragraph 1 above, assuming all such quarterly payments that are being prepaid will in fact become payable according to the terms hereof. Agrilink shall have no further obligation to Pro-Fac hereunder after the Mandatory Prepayment has been made. "Change of Control" means, for purposes of this Paragraph 2(b), any transaction or series of transactions, including any sale, transfer or issuance by securities sale, merger, consolidation, recapitalization or otherwise, that results, directly or indirectly, in (i) a transfer of all or substantially all of the assets of Agrilink, or (ii) Vestar Capital Partners IV, L.P. and its affiliates ceasing to possess, directly or indirectly, the power to elect a majority of Agrilink Holdings, Inc.'s board of directors.

3. Prohibited Payments. Until the entire amount due hereunder is paid in accordance with Paragraph 1 or 2 above, Agrilink shall not make payments to Agrilink Holdings, LLC ("Holdings LLC"), Agrilink Holdings, Inc. nor to Vestar/Agrilink Holdings LLC ("Vestar") if such funds will be used directly or indirectly to redeem, acquire or make distributions or payments with respect to any Vestar Securities. "Vestar Securities" means equity securities of Holdings LLC originally issued to Vestar or any of its affiliates pursuant to the Unit Purchase Agreement ("the UPA"), dated as of June 20, 2002, among Vestar, Pro-Fac and Agrilink.(1)

4. Payment Adjustments. Notwithstanding the provisions of Paragraph 1 above, the payments to be made to Pro-Fac pursuant to Paragraph 1 (or Paragraph 2, if applicable) will be reduced, in the order in which such payments are otherwise scheduled to be made, to the extent that either
----------------------
(1) In the event that the LLC structure is implemented, this provision will not prohibit tax distributions to any member of any constituent entity.

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      (i) following February 28, 2002 and prior to the Closing, Agrilink has made or makes payments to Pro-Fac that are not contemplated by the Eight Plus Four Plan (as defined in the UPA), other than for crops purchased by Agrilink in the ordinary course of business pursuant to and in accordance with the MFA, other than payments under Section 14 thereof ("Crop Purchase Payments"), or (ii) following June 29, 2002 and on or prior to the Termination Date, Agrilink makes any payment to Pro-Fac other than (a) Crop Purchase Payments or (b) to fund a patronage dividend payment by Pro-Fac to its members in an amount not to exceed the Permitted Patronage Amount (as defined in the UPA).

5.    Miscellaneous.

      (a) Assignment. Agrilink shall have the right to assign this Agreement in whole or in part in connection with the sale or other disposition of all or any part of its business. This Agreement may not be assigned by Pro-Fac without the prior written consent of Agrilink, and any attempted assignment without such consent shall be void.

      (b) Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one Agreement.

      (c) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this letter agreement. In the event an ambiguity interpretation arises, this letter agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this letter agreement.

      (d) Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OR CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK OR OF ANY OTHER JURISDICTION THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK. VENUE FOR ALL PROCEEDINGS UNDER THIS AGREEMENT SHALL BE ROCHESTER, NEW YORK. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY WAIVES TRIAL BY JURY OF ANY MATTER RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (e) Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be given in writing and shall be deemed to have been given upon delivery if delivered personally, upon receipt by the sender of a confirmation of receipt by the receiving party if sent by facsimile, one day following dispatch if sent by overnight courier, fees prepaid, or five days following mailing, postage prepaid, as follows:

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         If to Pro-Fac:

         Pro-Fac Cooperative, Inc.
         90 Linden Oaks
         Rochester, NY  14625
         Attn:  Bruce Fox, Chairman
         Facsimile: (231) 861-4884

         with a copy (which shall not constitute notice to Pro-Fac) to:

         Harris Beach LLP
         99 Garnsey Road
         Pittsford, NY 14534
         Attn: Thomas E. Willett, Esq.
         Facsimile: (585) 419-8818

         If to Agrilink:

         Agrilink Foods, Inc.
         90 Linden Oaks
         Rochester, NY 14625
         Attn: Dennis M. Mullen
         Facsimile: (585) 383-1606

         With copies (which shall not constitute notice to Agrilink) to:

         Vestar Capital Partners IV, L.P.
         245 Park Avenue, 41st Floor
         New York, NY 10167-4098
         Attn: David Hooper and General Counsel
         Facsimile: (212) 808-4922

         and

         Kirkland & Ellis
         153 East 53rd Street
         New York, NY  10022
         Attn: Michael Movsovich
         Facsimile: (212) 446-4900

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                  Please sign the enclosed copy of this Agreement in the place provided below acknowledging receipt of this Agreement and confirming that this Agreement reflects your understanding.

                                              Very Truly Yours,

                                              AGRILINK FOODS, INC.


                                              By:   /s/  David M. Mehalick
                                                    ------------------------
                                                    Name:  David M. Mehalick
                                                    Title: Vice President



Accepted and agreed to as of
this 19th day of August, 2002

PRO-FAC COOPERATIVE, INC.


By:  /s/  Stephen Wright
     -------------------
     Name:  Stephen Wright
     Title: General Manager and Secretary